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ARBINET-THEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)
Alex Mashinsky
Robert A. Marmon
Governing Dynamics Investments, LLC
Thai Lee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INSTITUTIONAL SHAREHOLDER SERVICES

RECOMMENDS A VOTE “FOR”
ALEX MASHINSKY AND ROBERT A. MARMON

June 8, 2006

Dear Fellow Stockholder:

        As we approach the final days until the Arbinet annual meeting of stockholders, we are pleased to inform you that Institutional Shareholder Services (ISS) has recommended that shareholders vote “FOR” the election of Alex Mashinsky and Robert A. Marmon to Arbinet’s Board of Directors. ISS is the nation’s premier independent proxy advisory service and we are grateful that they agreed with our conviction that our representation on the Board would benefit both our Company and our fellow stockholders.

        In its analysis, ISS recognized that, “The poor performance of the company and the dissidents’ backgrounds establish both the need for change and the dissidents’ ability to effect potential change.” ISS then concluded, “Given the dissidents’ previous role in the company, ISS believes that the election of the dissident slate may place the board in a better position to take steps to reinvigorate the company for further progress than the incumbent board.”

        We, together with our group, have increased our holdings to over 7.5% of Arbinet’s outstanding common shares. Aligning ourselves squarely with Arbinet’s long suffering shareholders, we purchased 1.4% in additional shares after the record date at market prices. On the other hand, Arbinet’s current leadership, Messrs. Hockemeier and Craig, saw fit to purchase 1.7% of the company just before the record date at sixteen cents per share, knowingly diluting all other shareholders and gaining over 425,000 more shares to vote for their own failed strategy. Now we are asking you — the true owners of Arbinet — to demand a shareholder voice on the Board by voting the enclosed GREEN proxy card today. With only days remaining until the annual meeting, we urge you to vote by telephone or internet by following the instructions on the enclosed ballot from ADP.

        We understand that you have probably received multiple mailings from both sides during this campaign and we would like to thank you for your patience. We would also like to thank those of you who have supported our campaign and urge all stockholders, no matter how few or how many shares you may own, to vote the GREEN proxy card for a better future at Arbinet.

PLEASE LEND YOUR SUPPORT TO OUR CAMPAIGN

TO REVITALIZE ARBINET BY VOTING THE
ENCLOSED GREEN PROXY CARD TODAY

Please Mark, Sign and Return The Enclosed GREEN Proxy Card Today!

If you want to vote for Mashinsky and Marmon,

you must only vote on the GREEN Card.

Do not sign any White Card!

If you have already signed a White Card, you must resend the enclosed GREEN Card.

This Management and Board Need to Be Sent a Clear Message of

“NO CONFIDENCE”

By You — Arbinet’s Owners

        If you have any questions, or need assistance in voting your GREEN proxy card, please call our proxy solicitor, MacKenzie Partners, Inc., Toll-Free at 800-322-2885

Alex Mashinsky	Robert A. Marmon